Exhibit 10.47

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (this “Agreement”) dated as of September     , 2007 (the “Effective Date”), is entered into between Catcher Holdings, Inc., a Delaware corporation (“Catcher”), and Vivato Networks Holdings, Inc., a Delaware corporation (“Licensor”).

WHEREAS, Licensor and Catcher have entered into that certain Agreement and Plan of Merger of even date herewith (the “Merger Agreement”).

WHEREAS, in connection with the Merger Agreement, Catcher desires to obtain an exclusive license to the Licensed IP Rights (as defined below) and an exclusive option to purchase the Licensed IP Rights all on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties agree as follows:

1.	LICENSE GRANT

1.1 Definitions. As used herein (a) “Licensed IP Rights” shall mean all patents (including all pending applications in any jurisdiction, and rights to file applications and assert patents), trademarks, common law trademarks, trade names, trade secrets (including customer lists), service marks and copyrights (including any work of authorship) that (i) claim, cover or are otherwise related to the Technology, and (ii) Licensor owns at any time prior to or during the term of this Agreement; and (b) “Technology” shall mean the assets identified on Exhibit A attached hereto and incorporated herein.

1.2 License Grant. Licensor hereby grants to Catcher an exclusive, worldwide, license (with the right to grant sublicenses through multiple tiers) under the Licensed IP Rights for all purposes, including without limitation the right to practice all inventions and research, develop and commercialize all products and services that are claimed, covered or otherwise within the scope of the Licensed IP Rights.

1.3 Maintenance and Enforcement of Patents. Catcher shall have the exclusive right during the term of this Agreement, to prepare, file, prosecute, maintain and enforce the Licensed IP Rights. Licensor shall cooperate with Catcher and provide all assistance required by Catcher. Licensor shall immediately notify Catcher of any actual or suspected infringement of the Licensed IP Rights of which Licensor becomes aware.

1.4 Ongoing Representations. During the term of this Agreement, Licensor hereby makes the representations and warranties regarding the Licensed IP Rights as set forth in Section 2.9 of the Merger Agreement. Licensor shall immediately notify Catcher in writing if there is a breach of any such representation or warranty.

2.	FEES

2.1 License Fees. Except as provided in Section 2.2, Catcher shall grant to Licensor as consideration for the License Grant one million eight thousand 1,008,000) shares of Catcher’s Common Stock (the “License Shares”) to be issued on the eighteen month anniversary of the Effective Date.

2.2 Option to Purchase. Catcher shall have the right to purchase the Licensed IP Rights upon delivery of written notice and:

(a) payment and issuance of the License Shares plus two thousand (2,000) shares of Catcher’s Common Stock (together with the License Shares, the “Shares”) to Licensor no more than ten (10) days prior to the eighteen month anniversary of the Effective Date; or

(b) payment and issuance of the License Shares no more than ten (10) days following the issuance and sale of shares of Catcher’s capital stock to investors for aggregate proceeds (including cancellation of indebtedness) to Catcher of not less than $7,500,000 in a single transaction or series of related transactions.

In connection with such purchase, Licensor shall execute and deliver to Catcher the Assignment Agreement set forth on Exhibit B hereto and any other documents reasonably requested by Catcher. Catcher may elect, in its sole discretion, to purchase all of the outstanding equity interests of Contractor in lieu of exercising its option to purchase the Licensed IP Rights as provided in this Section 2.2. If Catcher so elects, Contractor shall use its best efforts to effect such a sale of all of the equity interests of Contractor to Catcher, including the negotiation of a definitive merger or stock purchase agreement as determined by Catcher and obtaining all necessary approvals of its stockholder and other third parties to such sale.

2.3 Representations. Licensor agrees that the Shares to be issued pursuant to Section 2 hereof are being acquired for investment and that the Licensor will not offer, sell or otherwise dispose of the Shares except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities laws. In addition, in connection with the issuance of the Shares, Licensor specifically represents to Catcher by acceptance or the Shares as follows:

(a) The Licensor is aware of Catcher’s business affairs and financial condition, and has acquired information about Catcher sufficient to reach an informed and knowledgeable decision to acquire the Shares. The Licensor is acquiring the Shares for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof in violation of the Securities Act;

(b) The Licensor understands that the Shares have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Licensor’s investment intent as expressed herein;

(c) The Licensor further understands that the Shares must be held indefinitely unless subsequently registered under the Securities Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The Licensor is aware of the provisions of Rule 144, promulgated under the Securities Act; and

(d) The Licensor acknowledges having received and reviewed Catcher’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 and Catcher’s Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 2007 and June 30, 2007. Catcher shall provide Licensor with copies of its Quarterly Reports on Form 10-QSB and Annual Reports on Form 10-KSB filed since the Effective Date in connection with the issuance of the Shares.

2.4 Registration Rights.

(a) If (but without any obligation to do so) Catcher proposes to register any of its stock or other securities under the Securities Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in Catcher’s stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Shares, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), Catcher shall, at such time, promptly give Licensor written notice of such registration. Upon the written request of the Licensor given within twenty (20) days after mailing of such notice by Catcher, Catcher shall, subject to the provisions of Sections 2.4(b), use its commercially reasonable efforts to cause to be registered under the Securities Act all of the Shares that Licensor has requested to be registered.

(b) In connection with any offering involving an underwriting of shares of Catcher’s capital stock, Catcher shall not be required under Section 2.4 hereof to include any of Licensor’s securities in such underwriting unless they accept the terms of the underwriting as agreed upon between Catcher and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as Catcher determines in its sole discretion will not jeopardize the success of the offering by Catcher. If the total amount of securities, including the Shares, requested by stockholders to be included in such offering exceeds the amount of securities sold that Catcher determines in its sole discretion is compatible with the success of the offering, then Catcher shall be required to include in the offering only that number of the Shares which the Company determines in its sole discretion will not jeopardize the success of the offering.

(c) Notwithstanding any other provision of this Section 2.4, if Catcher determines that it is desirable in order to comply with the requirements of the Securities and Exchange Commission that the number of securities to be registered in such registration be reduced, then Catcher shall so advise the Licensor regarding the Shares that would otherwise be registered pursuant hereto, and the number of the Shares that may be included in the registration shall be reduced.

(d) The registration rights set forth in this Agreement shall not be available to the Shares held by Licensor that could be sold in any 90-day period pursuant to Rule 144 under the Securities Act.

3.	TERM; TERMINATION

This Agreement shall commence on the Effective Date and shall continue until such time as (a) Catcher has exercised its right under Section 2 to purchase the Licensed IP Rights and the parties have duly authorized, executed and delivered the Assignment Agreement set forth on Exhibit B hereto, (b) Licensor terminates this Agreement, solely as a result of Catcher’s failure to provide common stock in accordance with Section 2, after Licensor has provided Catcher with written notice thereof and a period of thirty (30) days to remedy such failure, or (c) the eighteen (18) month anniversary of the Effective Date.

4.	MISCELLANEOUS

4.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) upon receipt if delivered personally; (ii) within one (1) business day after it is sent by commercial overnight courier; or (iii) upon transmission when sent via facsimile (with confirmation of receipt) or electronic mail to a facsimile number or electronic mail address given below to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to Catcher:

Catcher Holdings, Inc.

44084 Riverside Parkway

Leesburg, VA 20176

Fax: (925) 887-6747

Email: dmccarthy@catcherinc.com

with a copy to:

Morrison & Foerster, LLP

12531 High Bluff Drive, Suite 100

San Diego, California 92130

Attention: Jeremy D. Glaser

Fax: (858) 523-2822

Email: jglaser@mofo.com

(b) if to Licensor:

Vivato Networks Holdings, Inc.]

Attention: Gary Haycox

Fax: (503) 467-7210

Tel: (503) 703-3435

Email: gary.haycox@vivato.com

with a copy to:

Ambrose Law Group LLC

Attention: Christopher R. Ambrose

Fax: (503) 467-7210

Tel: (503) 467-7209

Email: crambrose@ambroselaw.com

4.2 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrase “made available” in this Agreement shall mean that the information referred to has been provided if requested by the party to whom such information is to be made available. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement has been drafted by legal counsel representing Catcher, but all parties have participated in the negotiation of its terms. Each party acknowledges that it has had an opportunity to review and revise this Agreement, and have it reviewed by legal counsel, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

4.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original as against any party whose signature appears on such counterpart and all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered or deemed delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by facsimile signature.

4.4 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

4.5 Succession. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

4.6 Amendment; Waiver. Any amendment or waiver of any of the terms or conditions of this Agreement must be in writing and must be duly executed by or on behalf of the party to be charged with such waiver. The failure of a party to exercise any of its rights hereunder or to insist upon strict adherence to any term or condition hereof on any one occasion shall not be construed as a waiver or deprive that party of the right thereafter to insist upon strict adherence to the terms and conditions of this Agreement at a later date. Further, no waiver of any of the terms and conditions of this Agreement shall be deemed to or shall constitute a waiver of any other term of condition hereof (whether or not similar).

4.7 Entire Agreement. This Agreement (including the exhibits hereto) and the Merger Agreement and documents related thereto constitute the entire agreement among the parties concerning the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, other than the No-Shop Agreement previously executed by and between Catcher and Licensor.

4.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of Virginia applicable to parties residing in Virginia, without regard applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within Roanoke County, Virginia or Clackamas County, Oregon in connection with any matter based upon or arising out of this Agreement or the matters contemplated hereby and it agrees that process may be served upon it in any manner authorized by the laws of the State of Virginia or the State of Oregon for such persons and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction and such process.

4.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided however, that Catcher shall not be required to obtain the consent of Licensor for any assignment in connection with (a) any merger or consolidation or other reorganization of Catcher with or into another entity or (b) the sale of substantially all of the assets of Catcher, provided that in each instance the resulting or surviving entity assumes the obligations of Catcher hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

4.10 Third party Beneficiaries. Nothing contained in this Agreement is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies or obligations under, or by reason of this Agreement.

4.11 Attorneys’ Fees. In the event any action is brought for enforcement or interpretation of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs incurred in said action.

IN WITNESS WHEREOF, Catcher and Licensor have caused this Agreement to be signed by them or their duly authorized representatives.

Catcher Holdings, Inc.

By:
Its:
Title:

Vivato Networks Holdings, Inc

By:
Its:
Title:

Exhibit A

Technology

Exhibit B

Assignment Agreement

[To be completed]